Exhibit (10.6)

Granted to Mr. Antonio M. Perez

2010 Performance Stock Unit Program Administrative Guide
under Article 7 (Performance Awards) of the
2005 Omnibus Long-Term Compensation Plan

ARTICLE 1.  INTRODUCTION

1.1           Background

Under Article 7 (Performance Awards) of the 2005 Omnibus Long-Term Compensation Plan (the “Plan”), the Executive Compensation and Development Committee of Kodak’s Board of Directors (the “Committee”) may, among other things, award the opportunity to earn shares of Common Stock to those Participants as the Committee in its discretion may determine, subject to such terms, conditions and restrictions as it deems appropriate.

1.2           Purpose

This Administrative Guide governs the Committee’s grant of Awards under Article 7 of the Plan pursuant to a subprogram that is hereinafter referred to as the “Performance Stock Unit Program” to be effective as of January 4, 2010, by which the Committee will award the opportunity to earn shares of Common Stock for the Cycle to the Participant, with the objectives of improving the relationship between controllable performance and realized compensation and enhancing the focus on operating goals.  It is expected that improvement in these areas will have a corollary effect upon the price of the Common Stock.  Unless otherwise determined by the Committee, the terms of the Plan shall apply to Awards granted under this Administrative Guide.

In addition, this Administrative Guide is intended to establish those requirements necessary to ensure that the Cycle’s Awards will be treated as performance-based compensation for the purposes of Section 162(m) of the Code.  These requirements include establishment of the Cycle’s Performance Criteria, performance goals under the Performance Criteria and Performance Formula.

1.3           Administration

This Performance Stock Unit Program shall be administered by the Committee.  The Committee is authorized to issue this Administrative Guide and to make changes in this Administrative Guide as it from time to time deems proper. The Committee is authorized to interpret and construe the Performance Stock Unit Program and this Administrative Guide, to prescribe, amend, and rescind rules and regulations relating to each, and to make all other determinations necessary, appropriate or advisable for the administration of the Performance Stock Unit Program, including without limitation, whether or not to pay fractional shares, whether and how to round fractional shares, and any issues regarding valuation, withholding and international considerations.  If there are any inconsistencies between the terms of this Administrative Guide and the terms of the Plan, the terms of the Plan will control.   Any determination by the Committee in carrying out, administering or construing the Performance Stock Unit Program will be final and binding for all purposes and upon all interested persons and their heirs, successors and personal representatives.  The Committee is authorized to suspend or terminate the Performance Stock Unit Program, at any time, for any reason, with or without prior notice.  Notwithstanding any provision herein to the contrary, the Company's Chief Human Resources Officer is authorized to round fractional shares arising in any way under the Plan either up or down for ease of administration or some other reasonable purpose.

ARTICLE 2.  DEFINITIONS

Any defined term used in this Administrative Guide, other than those set forth in this Article 2 or defined within another Article of this Administrative Guide, will have the same meaning for purposes of this document as that ascribed to it under the terms of the Plan.

2.1           Approved Reason

With regard to a Participant who is subject to Section 16 of the Exchange Act or is a Covered Employee, “Approved Reason” means a reason for terminating employment which, in the opinion of the Committee, is in the best interests of the Company.

2.2           Award Payment Date

“Award Payment Date” is the date payment of an Award in the form of shares of Common Stock is credited to the Participant’s account with Kodak’s transfer agent pursuant to Section 9.3, which shall be as soon as is administratively practicable after the Vesting Date, but in no event later than 90 days thereafter.

2.3           Cycle

“Cycle” or “Performance Cycle” means the one-year period commencing on January 4, 2010 and ending December 31, 2010.

2.4           Participant Account

“Participant Account” means the account established by the Company for the Participant who is granted an Award under the Performance Stock Unit Program to record and account for the grant of the Award that are to be credited to the Account pursuant to Article 10, until such time as the balance in the Account is paid, canceled, forfeited or terminated, as the case may be.

2.5           Performance Criteria

“Performance Criteria” means, with respect to the Performance Stock Unit Program, the criteria that will be used to establish the Performance Goal for the Performance Cycle, as described in Article 6.

2.6           Performance Cycle

“Performance Cycle” has the meaning specified in Section 2.3.

2.7           Performance Goals

“Performance Goals” means, with respect to the Performance Cycle of the Performance Stock Unit Program, the goals based upon the Performance Criteria and established by the Committee, as more particularly described in Article 6.

2.8           Participant’s Individual Allocation

“Participant’s Individual Allocation” means, for the Performance Cycle of the Performance Stock Unit Program, the target allocation amount, expressed as a number of units of Common Stock, allocated to the Participant at the start of the Performance Cycle pursuant to Section 5.2.

2.9           Unit

“Unit” means a bookkeeping entry used by the Company to record and account for the amount of an Award granted to the Participant that are to be credited to the Participant’s Account pursuant to Article 10, even though such Award and have not yet been earned, until such time as the balance in the Account is paid, canceled, forfeited, or terminated, as the case may be.  Units are expressed in terms of one Unit being the equivalent of one share of Common Stock.

2.10           Vesting Date

“Vesting Date” shall mean December 31, 2013.

ARTICLE 3.  TERMINATION OF PARTICIPATION

A Participant’s participation in this Cycle of the Performance Stock Unit Program is subject to immediate termination upon the Participant’s termination of employment from the Company during the Performance Cycle.  In the case of the Participant’s termination of employment after the end of the Performance Cycle but prior to the Vesting Date, the Participant will forfeit any and all rights to receive payment on account of an Award for the Cycle, except as specified in Section 8.2 (Death, Disability, or Termination for an Approved Reason).

ARTICLE 4.  FORM OF AWARDS

4.1           Form of Awards

Awards granted under the Performance Stock Unit Program provide the Participant with the opportunity to earn shares of Common Stock, subject to the terms and conditions contained in this Administrative Guide and the Plan.  Each Award granted under the Performance Stock Unit Program shall be expressed as a fixed number of Units that will be equivalent to an equal number of shares of Common Stock.  The fixed number of Units that are allocated to the Participant by the Committee at the start of the Performance Cycle is referred to herein and in the Plan as the Participant’s Individual Allocation.

4.2           Participant Account

The Company will establish a Participant Account for the Participant who is granted an Award.

4.3           Participant’s Account Unfunded

The maintenance of individual Participant Account is for bookkeeping purposes only; the Units recorded in the account are not actual shares of Common Stock.  The Company will not reserve or otherwise set aside any Common Stock for or to the Participant Account.  The Participant shall not have the right to exercise any of the rights or privileges of a shareholder with respect to the Units credited to his Participant Account.  As more specifically described in Article 10, until the Committee has certified the Award earned by the Participant pursuant to the procedure referred to in Article 7 of this Guide, no Units will be credited.

ARTICLE 5.  ESTABLISHING THE PARTICIPANT’S AWARD ALLOCATION

On the first business day of the Cycle, a fixed number of Units will be determined by dividing the intended dollar value of the award by the average 10-day closing price of Eastman Kodak Common Stock up to and including the grant date.

The fixed number of Units allocated to the Participant at the start of the Performance Cycle is referred to herein as the “Participant’s Individual Allocation.”

ARTICLE 6.  ESTABLISING PERFORMANCE FACTORS

6.1           Performance Goals

In the first 90 days of the Performance Cycle, the Committee will establish the target “Performance Goals” for purposes of assessing the Participant’s performance during the Performance Cycle.

The Committee will also establish the “Minimum Performance Goals” that will serve as the minimum actual amount for the Performance Cycle that will be necessary in order for any amount of an Award to be considered to have been earned by the Participant for the Performance Cycle.

The “Maximum Performance Goals” are same as the Target Performance Goals.

The Committee will cause the Performance Goals and the Minimum Performance Goals to be documented in an Exhibit to be maintained by the Company’s Chief Human Resources Officer.

6.2           Performance Formula

The “Performance Formula,” which will determine the amount of an Award that will be considered to have been earned by the Participant is as follows:

Award Earned = Participant’s Individual Allocation x Applicable Performance Percentage

The “Applicable Performance Percentage” will be determined from the performance matrix documented in an Exhibit to be maintained by the Company’s Chief Human Resources Officer.  For purposes of the performance matrix, results between the amounts shown will be interpolated to derive an Applicable Performance Percentage.  The maximum Applicable Performance Percentage is same as the Target Performance Percentage which is 100%.

ARTICLE 7.  DETERMINATION OF EARNED AWARDS

7.1           Certification

Following the completion of the Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved.  If the Committee certifies that the Minimum Performance Goals have been achieved, it shall also calculate and certify in writing the Applicable Performance Percentage.  By applying the Performance Formula, the Committee shall then determine and certify the actual amount of the Participant’s Award that has been earned for the Performance Cycle, keeping any fractional shares in the Participant’s Account.

7.2           Discretion

Notwithstanding any provision contained herein to the contrary, in determining the actual amount of an individual Award to be deemed earned for the Cycle, the Committee may, through the use of negative discretion, reduce the amount of the Award that would otherwise be earned by application of the Performance Formula, if, in its sole judgment, such reduction is appropriate.  No positive discretion may be exercised to increase the size of an Award.

ARTICLE 8.  PRECONDITIONS TO RECEIPT OF AN EARNED AWARD

8.1           Continuous Employment Until Payment

The Participant must remain continuously employed with the Company at all times from the first day of the Cycle through the Vesting Date in order to remain eligible for an Award.  If the Participant’s employment with the Company ceases during this period for any reason, the Participant will forfeit the entire number of Units that have been allocated to him for the Cycle (including any Units that are earned but not vested) and that have been credited to the Account pursuant to Article 10 hereof.  The limited exceptions to the requirements of this Section 8.1 are specified in Section 8.2 below.

8.2     Death, Disability, or Termination for an Approved Reason before the Vesting Date

Notwithstanding any provision contained in this Article 8 to the contrary, if after the end of the Performance Cycle but prior to the Vesting Date, the Participant’s employment with the Company ceases for an Approved Reason or as a result of his death or Disability, and if the Participant had been employed with the Company for the entire Performance Cycle, the Participant shall be entitled to receive a pro-rata Award calculated according to the formula set forth in Section 8.3 below.

In the event the Participant’s employment with the Company ceases at any time during the Performance Cycle (whether for an Approved Reason or as a result of his or her death or Disability), the Participant will no longer be eligible for an Award for such Cycle and, consequently, will forfeit any and all rights to receive an Award for such Cycle.

8.3           Pro-rata Award

The pro-rata Award to which the Participant may become entitled pursuant to the provisions of Sections 8.2 shall be determined by dividing the number of full months in the vesting period prior to the Participant’s cessation of employment with the Company by the total number of full months in the vesting period.  For purposes of this calculation, a partial month shall be treated as a full month to the extent of 15 or more days in such month have elapsed.

ARTICLE 9.  PAYMENT OF AWARDS

9.1           Timing of Award Payments

Awards that have been earned for this Cycle that are credited to the Account pursuant to Article 10 shall be paid on the Award Payment Date by the procedure described in Section 9.3.  Participants cannot defer Awards.

9.2           Form of Payment of Awards

All awards for this Cycle that are credited to the Account pursuant to Article 10 shall be paid in the form of shares of Common Stock in accordance with the procedure described in Section 9.3, subject to the terms, restrictions and conditions of the Plan and those set forth in this Administrative Guide.

9.3           Issuance of Shares of Common Stock

On the Award Payment Date, Kodak will subtract from a Participant's account the number of Units that are withheld for taxes under Section 11.6 below, and then, with respect to the remaining Units, promptly instruct its transfer agent to reflect, in an account of the Participant on the books of the transfer agent, the shares of Common Stock that are to be delivered to the Participant.  Upon the Participant’s request, the transfer agent will deliver to the Participant a stock certificate for the remaining number of shares of Common Stock held in that account of the Participant.

9.4           Non-Assignable

No Awards or any other payment under the Performance Stock Unit Program shall be subject in any manner to alienation, sale, transfer (except by will of the laws of descent and distribution), assignment, pledge or encumbrance, nor shall any Award by payable to any one other than the Participant to whom it was granted.

ARTICLE 10.  REORGANIZATION

If the Company undergoes a reorganization (as defined in Section 368(a) of the Code) during the period beginning on the date the Committee certifies the amount of the Award that has been earned by the Participants and ending on the Vesting Date, the Committee may, in its sole and absolute discretion, take whatever action it deems necessary, advisable or appropriate with respect to the Account of each Participant that has earned an Award in order to reflect such transaction, including, but not limited to, adjusting the number of Units credited to each such Participant's Account.

ARTICLE 11.  MISCELLANEOUS

11.1           Compliance with Laws

The obligations of the Company to issue Common Stock awarded pursuant hereto are subject to compliance with all applicable governmental laws, regulations, rules and administrative actions, including, but not limited to, the Securities Act of 1933, as amended, and the Exchange Act, and all rules promulgated thereunder.

11.2           Termination/Amendment

The Committee may amend, suspend or terminate the Performance Stock Unit Program in whole or in part at any time, for any reason, with or without prior notice.  In addition, the Committee, or any person to whom the Committee has delegated the requisite authority, may, at any time and from time to time, amend this Administrative Guide in any manner.

11.3           Section 162(m) of the Code

If any provision of this Administrative Guide would cause the Awards granted to a Covered Person not to constitute “qualified performance-based compensation” under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of, this Administrative Guide, but the other provisions hereof shall remain in full force and effect.  Further, if this Administrative Guide fails to contain any provision required under Section 162(m) in order to make the Awards granted hereunder to a Covered Employee be “qualified performance-based compensation,” then this Administrative Guide shall be deemed to incorporate such provision, effective as of the date of this Administrative Guide’s adoption by the Committee.

11.4           Participant’s Rights Unsecured

The amounts payable under this Administrative Guide shall be unfunded, and the right of the Participant or his estate to receive payment under this Administrative Guide shall be an unsecured claim against the general assets of the Company.  The Participant shall have no right to exercise any of the rights or privileges of a shareholder with respect to the Units credited to the Participant Account.

11.5           No Guarantee of Tax Consequences

No person connected with the Performance Stock Unit Program or this Administrative Guide in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts paid to or for the benefit of a Participant or Beneficiary under the Performance Stock Unit Program, or that such tax treatment will apply to or be available to a Participant or Beneficiary on account of participation in the Performance Stock Unit Program.

11.6           Tax Withholding

Kodak will pay the taxes required to be withheld with respect to an Award under the Performance Stock Unit Program by reducing a portion of the Units otherwise due the Participant as a result of an Award.  The portion of the Units withheld will equal in amount the taxes required to be withheld.  The Units which are so withheld will be valued at the Fair Market Value of the Common Stock on the date of the payment of the Award.

11.7           Section 409A Compliance

The Awards described in this Administrative Guide are intended to comply with Section 409A of the Internal Revenue Code to the extent such arrangements are subject to that law, and this Administrative Guide shall be interpreted and administered consistent with such intention, and in accordance with Eastman Kodak Company’s Policy Regarding Section 409A Compliance.  The Company may unilaterally amend this Administrative Guide for purposes of compliance if, in its sole discretion, Kodak determines that such amendment would not have a material adverse effect with respect to the Participant’s rights under the Administrative Guide.

EXHIBIT - PERFORMANCE GOAL (SECTION 6.1) AND PERFORMANCE FORMULA (SECTION 6.2)

To be approved by the Committee within the first 90 days of the start of the Performance Cycle.  Approved document will be maintained by the Company’s Chief Human Resources Officer.